       ___________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C.  20549
                            ________________________
                                    FORM  T-1
                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                   ___________________________________________
               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________
                    ________________________________________
                            THE CHASE MANHATTAN BANK
               (Exact name of trustee as specified in its charter)
     NEW YORK                                               13-4994650
(State of incorporation                                (I.R.S. employer
if not a national bank)                                identification No.)

270 PARK AVENUE
NEW YORK, NEW YORK                                                    10017
(Address of principal executive offices)                         (Zip Code)

                               William H. McDavid
                                 General Counsel
                                 270 Park Avenue
                            New York, New York 10017
                              Tel:  (212) 270-2611
            (Name, address and telephone number of agent for service)
                  _____________________________________________
                            MERRILL LYNCH & CO., INC.
               (Exact name of obligor as specified in its charter)


DELAWARE                                                             13-2740599
(State or other jurisdiction of                                (I.R.S. employer
incorporation or organization)                              identification No.)

                     MERRILL LYNCH PREFERRED FUNDING I, L.P.
               (Exact name of obligor as specified in its charter)

DELAWARE                                                             13-3917686
(State or other jurisdiction of                                (I.R.S. employer
incorporation or organization)                              identification No.)

                     MERRILL LYNCH PREFERRED CAPITAL TRUST I
               (Exact name of obligor as specified in its charter)

DELAWARE                                                             13-7102991
(State or other jurisdiction of                                (I.R.S. employer
incorporation or organization)                              identification No.)

WORLD FINANCIAL CENTER
NORTH TOWER
NEW YORK, NEW YORK                                                        10281
(Address of obligors' principal executive offices)                   (Zip Code)
                   ___________________________________________
TRUST ORIGINATED PREFERRED SECURITIES OF MERRILL LYNCH PREFERRED CAPITAL TRUST I
   PARTNERSHIP PREFERRED SECURITIES OF MERRILL LYNCH PREFERRED FUNDING I, L.P.
             GUARANTEE OF MERRILL LYNCH & CO., INC. WITH RESPECT TO
                           TRUST PREFERRED SECURITIES
       GUARANTEE OF MERRILL LYNCH & CO., INC. WITH RESPECT TO PARTNERSHIP
                              PREFERRED SECURITIES
   GUARANTEES OF MERRILL LYNCH & CO., INC. WITH RESPECT TO CERTAIN DEBENTURES
          OF ITS WHOLLY OWNED SUBSIDIARIES (THE "AFFILIATE DEBENTURES")
               SUBORDINATED DEBENTURE OF MERRILL LYNCH & CO., INC.
                       (Title of the indenture securities)
              _____________________________________________________

                                     GENERAL

Item 1.   General Information.

          Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

          New York State Banking Department, State House, Albany, New York
          12110.

          Board of Governors of the Federal Reserve System, Washington, D.C., 20551

          Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

          Federal Deposit Insurance Corporation, Washington, D.C., 20429.


          (b)  Whether it is authorized to exercise corporate trust powers.

               Yes.


Item 2.   Affiliations with the Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

          None.

Item 16.  List of Exhibits

          List below all exhibits filed as a part of this Statement of Eligibility.

          1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985, December 2, 1991 and July 10, 1996 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

          2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

          3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

          4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

          5.   Not applicable.

          6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

          7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not applicable.

          9.   Not applicable.

                                    SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 10TH day of DECEMBER, 1996.

                                             THE CHASE MANHATTAN BANK


                                             By /s/ James D. Heaney
                                                --------------------------------
                                                James D. Heaney
                                                Vice President


                                      - 3 -

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                              Exhibit 7 to Form T-1


                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                       CONSOLIDATED REPORT OF CONDITION OF

                            The Chase Manhattan Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,

                 at the close of business September 30, 1996, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.



                                                               DOLLAR AMOUNTS
             ASSETS                                              IN MILLIONS


Cash and balances due from depository institutions:
     Noninterest-bearing balances and
     currency and coin . . . . . . . . . . . . . .                $  11,095
     Interest-bearing balances . . . . . . . . . .                    4,998
Securities:  . . . . . . . . . . . . . . . . . . .
Held to maturity securities. . . . . . . . . . . .                    3,231
Available for sale securities. . . . . . . . . . .                   38,078
Federal Funds sold and securities purchased under
     agreements to resell in domestic offices of the
     bank and of its Edge and Agreement subsidiaries,
     and in IBF's:
     Federal funds sold. . . . . . . . . . . . . .                    8,018
     Securities purchased under agreements to resell                    731
Loans and lease financing receivables:
     Loans and leases, net of unearned income. . .  $130,513
     Less: Allowance for loan and lease losses . .     2,938
     Less: Allocated transfer risk reserve . . . .        27
     Loans and leases, net of unearned income,      --------
     allowance, and reserve. . . . . . . . . . . .                  127,548
Trading Assets . . . . . . . . . . . . . . . . . .                   48,576
Premises and fixed assets (including capitalized
leases). . . . . . . . . . . . . . . . . . . . . .                    2,850
Other real estate owned. . . . . . . . . . . . . .                      300
Investments in unconsolidated subsidiaries and
     associated companies. . . . . . . . . . . . .                       92
Customer's liability to this bank on acceptances
     outstanding . . . . . . . . . . . . . . . . .                    2,777
Intangible assets. . . . . . . . . . . . . . . . .                    1,361
Other assets . . . . . . . . . . . . . . . . . . .                   12,204
                                                                     ------
TOTAL ASSETS . . . . . . . . . . . . . . . . . . .                 $261,859
                                                                -----------
                                                                -----------


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                                   LIABILITIES

Deposits
     In domestic offices . . . . . . . . . . . . .                  $80,163
     Noninterest-bearing . . . . . . . . . . . . .   $30,596
     Interest-bearing. . . . . . . . . . . . . . .    49,567
     In foreign offices, Edge and Agreement subsidiaries,
     and IBF's . . . . . . . . . . . . . . . . . .                   65,173
Noninterest-bearing. . . . . . . . . . . . . . . .   $ 3,616
     Interest-bearing. . . . . . . . . . . . . . .    61,557
Federal funds purchased and securities sold under agree-
ments to repurchase in domestic offices of the bank and
     of its Edge and Agreement subsidiaries, and in IBF's
     Federal funds purchased . . . . . . . . . . .                   14,594
     Securities sold under agreements to repurchase                  14,110
Demand notes issued to the U.S. Treasury . . . . .                    2,200
Trading liabilities. . . . . . . . . . . . . . . .                   30,136
Other Borrowed money:
     With a remaining maturity of one year or less                   16,895
     With a remaining maturity of more than one year                    449
Mortgage indebtedness and obligations under capitalized
     leases. . . . . . . . . . . . . . . . . . . .                       49
Bank's liability on acceptances executed and outstanding              2,764
Subordinated notes and debentures. . . . . . . . .                    5,471
Other liabilities. . . . . . . . . . . . . . . . .                   13,997

TOTAL LIABILITIES. . . . . . . . . . . . . . . . .                  246,001
                                                                    -------

Limited-Life Preferred stock and related surplus .                      550

                                    EQUITY CAPITAL

Common stock . . . . . . . . . . . . . . . . . . .                    1,209
Surplus. . . . . . . . . . . . . . . . . . . . . .                   10,176
Undivided profits and capital reserves . . . . . .                    4,385
Net unrealized holding gains (Losses)
on available-for-sale securities . . . . . . . . .                    (481)
Cumulative foreign currency translation adjustments                      19

TOTAL EQUITY CAPITAL . . . . . . . . . . . . . . .                   15,308
                                                                    -------
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
     STOCK AND EQUITY CAPITAL. . . . . . . . . . .                 $261,859
                                                                   --------
                                                                   --------

I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the in-structions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.
                                       JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in-structions issued by the appropriate Federal regulatory authority and is true and correct.

                              WALTER V. SHIPLEY         )
                              EDWARD D. MILLER          )DIRECTORS
                              THOMAS G. LABRECQUE       )

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